EXHIBIT 4.11

SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of February __, 2000 is made by and among ADATOM.COM, INC., a Delaware corporation, with headquarters located at 920 Hillview Court, Milpitas, CA 95035 (the "COMPANY"), and the investor named on the signature page hereto, together with his or her permitted transferees (the "INVESTOR").

RECITALS:

         A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and Rule 506 under Regulation D.

         B. The Investor desires, upon the terms and conditions stated in this Agreement, to subscribe to purchase shares of the Company's Common Stock, for a per share purchase price of $2.00. The Company is offering up to 2,000,000 shares of Common Stock (with the right exercisable by the Company in its sole discretion to increase the offering by an additional 400,000 shares) until the earlier of the date on which securities purchase agreements for all 2,000,000 shares of Common Stock have been executed by Investors and the Company or March 3, 2000, subject to acceptance or rejection of the subscriptions and to earlier termination or extension of the offering period in the Company's sole discretion (the date of termination of the offering being the "Termination Date"). Persons who subscribe for the shares so offered shall execute and deliver an agreement in the form of this Agreement (each such agreement, an "Agreement") and upon acceptance of their respective subscriptions, the Company shall countersign and deliver the Agreements to such persons.

         C. Contemporaneously with the execution and delivery of this Agreement, the Investor is executing and delivering a Registration Rights Agreement under which, upon acceptance of the Investor's subscription at a Closing, the Company shall agree to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws to the Investor.

         D. The capitalized terms used herein and not otherwise defined have the meanings given them in Article IX hereof.

         In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SECURITIES

PURCHASE AND SALE OF SECURITIES. AT A CLOSING, SUBJECT TO THE TERMS OF THIS AGREEMENT AND THE SATISFACTION OR WAIVER OF THE CONDITIONS SET FORTH IN ARTICLES VI AND VII HEREOF, THE COMPANY WILL ISSUE AND SELL TO THE INVESTOR WHOSE SUBSCRIPTION IS THEN BEING ACCEPTED BY THE COMPANY, AND THE INVESTOR WILL (ON A SEVERAL AND NOT A JOINT BASIS) PURCHASE FROM THE COMPANY, THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK SET FORTH BENEATH THE INVESTOR'S NAME ON THE SIGNATURE PAGE HEREOF. THE COMPANY HAS THE RIGHT TO REJECT ANY SUBSCRIPTION FOR SECURITIES, IN WHOLE OR IN PART FOR ANY REASON AND AT ANY TIME PRIOR TO A CLOSING, NOTWITHSTANDING RECEIPT BY THE INVESTOR OR ANY OTHER INVESTOR OF NOTICE OF ACCEPTANCE OF A SUBSCRIPTION. IN THE EVENT OF A REJECTION OF A SUBSCRIPTION BY THE INVESTOR, ANY PAYMENT OF THE PURCHASE PRICE MADE BY THE INVESTOR SHALL BE RETURNED TO THE INVESTOR WITHOUT INTEREST OR DEDUCTION AND THIS AGREEMENT WITH RESPECT TO THE INVESTOR SHALL HAVE NO FORCE OR EFFECT.

PAYMENT. UPON EXECUTION AND DELIVERY OF THIS AGREEMENT, THE INVESTOR SHALL PAY THE PURCHASE PRICE FOR THE AGGREGATE NUMBER OF SECURITIES SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGE HEREOF AT THE PER SHARE PRICE AS DESCRIBED ABOVE, BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS IN ACCORDANCE WITH THE COMPANY'S WRITTEN WIRE INSTRUCTIONS, AND IN THE EVENT THE SUBSCRIPTION BY THE INVESTOR FOR SECURITIES IS ACCEPTED AND THERE IS A CLOSING, THE PURCHASE PRICE PAID BY THE INVESTOR SHALL BECOME NON-REFUNDABLE AND THE CERTIFICATES REPRESENTING

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THE SECURITIES SO PURCHASED WILL BE DELIVERED TO THE INVESTOR. THE COMPANY MAY
CLOSE ON ANY SUBSCRIPTION IN WHOLE OR IN PART IN THE ABSENCE OF ANY OTHER SUBSCRIPTIONS BEING ACCEPTED IN WHOLE OR IN PART.

CLOSING. SUBJECT TO THE SATISFACTION OR WAIVER OF THE CONDITIONS SET FORTH IN ARTICLES VI AND VII HEREOF, THE INITIAL CLOSING WILL TAKE PLACE AT 10:00 A.M. NEW YORK TIME ON FEBRUARY 14, 2000 OR AT ANOTHER DATE OR TIME AGREED UPON BY THE PARTIES TO THIS AGREEMENT (THE "INITIAL CLOSING DATE"). AFTER THE INITIAL CLOSING, SUBSEQUENT CLOSINGS WITH RESPECT TO THE SALE OF ADDITIONAL SECURITIES MAY TAKE PLACE AT ANY TIME PRIOR TO THE TERMINATION DATE (EACH SUCH CLOSING, TOGETHER WITH THE INITIAL CLOSING BEING REFERRED TO AS A "CLOSING" AND THE DATE OF A CLOSING, A "CLOSING DATE") EACH CLOSING WILL BE HELD AT THE OFFICES OF DORSEY & WHITNEY LLP, 250 PARK AVENUE, NEW YORK, NEW YORK OR AT SUCH OTHER PLACE AS THE PARTIES AGREE.

ARTICLE II

INVESTOR'S REPRESENTATIONS AND WARRANTIES

         The Investor represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other investor of Securities, that:

         2.1. INVESTMENT PURPOSE. THE INVESTOR IS PURCHASING THE SECURITIES FOR ITS OWN ACCOUNT AND NOT WITH A PRESENT VIEW TOWARD THE PUBLIC SALE OR DISTRIBUTION THEREOF, EXCEPT PURSUANT TO SALES REGISTERED OR EXEMPTED FROM REGISTRATION UNDER THE SECURITIES ACT; PROVIDED, HOWEVER, THAT BY MAKING THE REPRESENTATION HEREIN, THE INVESTOR DOES NOT AGREE TO HOLD ANY OF THE SECURITIES FOR ANY MINIMUM OR OTHER SPECIFIC TERM AND RESERVES THE RIGHT TO DISPOSE OF THE SECURITIES AT ANY TIME IN ACCORDANCE WITH OR PURSUANT TO A REGISTRATION STATEMENT OR AN EXEMPTION UNDER THE SECURITIES ACT.

         2.2. ACCREDITED INVESTOR STATUS. THE INVESTOR IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A) OF REGULATION D.

         2.3. RELIANCE ON EXEMPTIONS. THE INVESTOR UNDERSTANDS THAT THE SECURITIES ARE BEING OFFERED AND SOLD TO IT IN RELIANCE UPON SPECIFIC EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF UNITED STATES FEDERAL AND STATE SECURITIES LAWS AND THAT THE COMPANY IS RELYING UPON THE TRUTH AND ACCURACY OF, AND THE INVESTOR'S COMPLIANCE WITH, THE REPRESENTATIONS, WARRANTIES, AGREEMENTS, ACKNOWLEDGMENTS AND UNDERSTANDINGS OF THE INVESTOR SET FORTH HEREIN IN ORDER TO DETERMINE THE AVAILABILITY OF SUCH EXEMPTIONS AND THE ELIGIBILITY OF THE INVESTOR TO ACQUIRE THE SECURITIES.

         2.4. INFORMATION. THE INVESTOR AND ITS ADVISORS, IF ANY, HAVE BEEN FURNISHED WITH ALL MATERIALS RELATING TO THE BUSINESS, FINANCES AND OPERATIONS OF THE COMPANY, AND MATERIALS RELATING TO THE OFFER AND SALE OF THE SECURITIES, THAT HAVE BEEN REQUESTED BY THE INVESTOR OR ITS ADVISORS, IF ANY. THE INVESTOR AND ITS ADVISORS, IF ANY, HAVE BEEN AFFORDED THE OPPORTUNITY TO ASK QUESTIONS OF THE COMPANY. NEITHER SUCH INQUIRIES NOR ANY OTHER DUE DILIGENCE INVESTIGATION CONDUCTED BY INVESTOR OR ANY OF ITS ADVISORS OR REPRESENTATIVES MODIFY, AMEND OR AFFECT THE INVESTOR'S RIGHT TO RELY ON THE COMPANY'S REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III BELOW. THE INVESTOR ACKNOWLEDGES AND UNDERSTANDS THAT ITS INVESTMENT IN THE SECURITIES INVOLVES A SIGNIFICANT DEGREE OF RISK, INCLUDING THE RISKS REFLECTED IN THE SEC DOCUMENTS, COPIES OF WHICH HAVE BEEN MADE AVAILABLE TO THE INVESTOR.

         2.5. GOVERNMENTAL REVIEW. THE INVESTOR UNDERSTANDS THAT NO UNITED STATES FEDERAL OR STATE AGENCY OR ANY OTHER GOVERNMENT OR GOVERNMENTAL AGENCY HAS PASSED UPON OR MADE ANY RECOMMENDATION OR ENDORSEMENT OF THE SECURITIES OR AN INVESTMENT THEREIN.

         2.6. TRANSFER OR RESALE. THE INVESTOR UNDERSTANDS THAT:

                  (a) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Investor may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) the Investor has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (iii) the Securities are sold or transferred pursuant to Rule 144

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or (iv) the Securities are sold or transferred to an affiliate (as defined in
Rule 144) of the Investor;

                  (b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

                  (c) except as set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         2.7. LEGENDS. THE INVESTOR UNDERSTANDS THAT UNTIL SUCH TIME AS PROVIDED IN SECTION 5.2, THE CERTIFICATES REPRESENTING THE SECURITIES WILL BEAR A RESTRICTIVE LEGEND IN SUBSTANTIALLY THE FOLLOWING FORM (AND A STOP-TRANSFER ORDER MAY BE PLACED AGAINST TRANSFER OF THE CERTIFICATES FOR SUCH SECURITIES):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

         2.8. AUTHORIZATION; ENFORCEMENT. THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT HAVE BEEN DULY AND VALIDLY AUTHORIZED, EXECUTED AND DELIVERED ON BEHALF OF THE INVESTOR AND ARE VALID AND BINDING AGREEMENTS OF THE INVESTOR ENFORCEABLE IN ACCORDANCE WITH THEIR TERMS, SUBJECT TO THE EFFECT OF ANY APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM OR SIMILAR LAWS AFFECTING THE RIGHTS OF CREDITORS GENERALLY AND THE APPLICATION OF GENERAL PRINCIPLES OF EQUITY.

         2.9. RESIDENCY. THE INVESTOR IS A RESIDENT OF THE JURISDICTION SET FORTH IMMEDIATELY BELOW THE INVESTOR'S NAME ON THE SIGNATURE PAGES HERETO.

         2.10. NO BROKER OR PLACEMENT AGENT. THE INVESTOR HAS TAKEN NO ACTION, WHICH WOULD GIVE RISE TO ANY CLAIM BY ANY PERSON FOR BROKERAGE COMMISSIONS, FINDER'S FEES OR SIMILAR PAYMENTS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Investor that:

         3.1. ORGANIZATION AND QUALIFICATION. THE COMPANY IS DULY INCORPORATED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE JURISDICTION IN WHICH IT IS INCORPORATED, WITH FULL POWER AND AUTHORITY (CORPORATE AND OTHER) TO OWN, LEASE, USE AND OPERATE ITS PROPERTIES AND TO CARRY ON ITS BUSINESS AS AND WHERE NOW OWNED, LEASED, USED, OPERATED AND CONDUCTED. THE COMPANY IS DULY QUALIFIED TO DO BUSINESS AND IS IN GOOD STANDING IN EVERY JURISDICTION IN WHICH THE NATURE OF THE BUSINESS CONDUCTED BY IT MAKES SUCH QUALIFICATION NECESSARY, EXCEPT WHERE THE FAILURE TO BE SO QUALIFIED OR IN GOOD STANDING WOULD NOT HAVE A MATERIAL ADVERSE EFFECT.

         3.2. AUTHORIZATION; ENFORCEMENT. (A) THE COMPANY HAS ALL REQUISITE CORPORATE POWER AND AUTHORITY TO ENTER INTO AND TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT, TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND TO ISSUE THE SECURITIES IN ACCORDANCE WITH THE TERMS HEREOF AND THEREOF; (B) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT BY THE COMPANY AND THE CONSUMMATION BY IT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (INCLUDING WITHOUT LIMITATION THE ISSUANCE OF THE SECURITIES) HAVE BEEN DULY AUTHORIZED BY THE COMPANY'S BOARD OF DIRECTORS AND NO FURTHER CONSENT OR AUTHORIZATION OF THE COMPANY, ITS BOARD OR DIRECTORS, OR ITS SHAREHOLDERS IS REQUIRED; (C) THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT HAVE BEEN DULY EXECUTED BY THE COMPANY; AND (D) EACH OF THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT CONSTITUTES A LEGAL, VALID AND BINDING OBLIGATION OF THE COMPANY ENFORCEABLE AGAINST THE COMPANY IN ACCORDANCE WITH ITS TERMS, SUBJECT TO THE EFFECT OF ANY APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, OR

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MORATORIUM OR SIMILAR LAWS AFFECTING THE RIGHTS OF CREDITORS GENERALLY AND
THE APPLICATION OF GENERAL PRINCIPLES OF EQUITY.

         3.3. CAPITALIZATION. AS OF FEBRUARY 9, 2000, THE AUTHORIZED CAPITAL STOCK OF THE COMPANY CONSISTS OF (A) 50,000,000 SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF WHICH 13,974,238 SHARES ARE ISSUED AND OUTSTANDING, 1,400,000 SHARES ARE RESERVED FOR ISSUANCE UNDER THE COMPANY'S STOCK OPTION PLANS, AND 4,007,902 ARE RESERVED FOR ISSUANCE PURSUANT TO SECURITIES EXERCISABLE FOR, OR CONVERTIBLE INTO OR EXCHANGEABLE FOR SHARES OF COMMON STOCK;
(B) 5,000,000 SHARES OF PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF WHICH NO SHARES ARE DESIGNATED AND NONE ARE ISSUED AND OUTSTANDING. ALL OF SUCH OUTSTANDING SHARES OF CAPITAL STOCK ARE, OR UPON ISSUANCE WILL BE, DULY AUTHORIZED, VALIDLY ISSUED, FULLY PAID AND NONASSESSABLE. NO SHARES OF CAPITAL STOCK OF THE COMPANY, INCLUDING THE SECURITIES ISSUABLE PURSUANT TO THIS AGREEMENT, ARE SUBJECT TO PREEMPTIVE RIGHTS OR ANY OTHER SIMILAR RIGHTS OF THE STOCKHOLDERS OF THE COMPANY OR ANY LIENS OR ENCUMBRANCES IMPOSED THROUGH THE ACTIONS OR FAILURE TO ACT OF THE COMPANY. EXCEPT AS DISCLOSED IN SCHEDULE 3.3 AND EXCEPT FOR THE TRANSACTIONS CONTEMPLATED HEREBY, (I) THERE ARE NO OUTSTANDING OPTIONS, WARRANTS, SCRIP, RIGHTS TO SUBSCRIBE FOR, PUTS, CALLS, RIGHTS OF FIRST REFUSAL, AGREEMENTS, UNDERSTANDINGS, CLAIMS OR OTHER COMMITMENTS OR RIGHTS OF ANY CHARACTER WHATSOEVER RELATING TO, OR SECURITIES OR RIGHTS CONVERTIBLE INTO, EXERCISABLE FOR, OR EXCHANGEABLE FOR ANY SHARES OF CAPITAL STOCK OF THE COMPANY, OR ARRANGEMENTS BY WHICH THE COMPANY IS OR MAY BECOME BOUND TO ISSUE ADDITIONAL SHARES OF CAPITAL STOCK OF THE COMPANY; (II) THERE ARE NO AGREEMENTS OR ARRANGEMENTS (OTHER THAN THE REGISTRATION RIGHTS AGREEMENT) UNDER WHICH THE COMPANY IS OBLIGATED TO REGISTER THE SALE OF ANY OF ITS SECURITIES UNDER THE SECURITIES ACT; AND (III) THERE ARE NO ANTI-DILUTION OR PRICE ADJUSTMENT PROVISIONS CONTAINED IN ANY SECURITY ISSUED BY THE COMPANY (OR IN ANY AGREEMENT PROVIDING RIGHTS TO SECURITY HOLDERS) THAT WILL BE TRIGGERED BY THE ISSUANCE OF THE SECURITIES.

         3.4. ISSUANCE OF SECURITIES. THE SECURITIES ARE DULY AUTHORIZED AND, UPON ISSUANCE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, WILL BE VALIDLY ISSUED, FULLY PAID AND NON-ASSESSABLE, FREE FROM ALL TAXES, LIENS, CLAIMS, ENCUMBRANCES AND CHARGES WITH RESPECT TO THE ISSUE THEREOF, WILL NOT BE SUBJECT TO PREEMPTIVE RIGHTS OR OTHER SIMILAR RIGHTS OF STOCKHOLDERS OF THE COMPANY, AND WILL NOT IMPOSE PERSONAL LIABILITY ON THE HOLDERS THEREOF.

         3.5. NO CONFLICTS; NO VIOLATION.

                  (a) The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

                  (b) The Company is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or

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order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement, in each case in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected as required.

         3.6. SEC DOCUMENTS, FINANCIAL STATEMENTS. SINCE JUNE 30, 1999, THE COMPANY ( OR ITS PREDECESSOR, HEALTHCORE MEDICAL SOLUTIONS, INC.) HAS TIMELY FILED ALL REPORTS, SCHEDULES, FORMS, STATEMENTS AND OTHER DOCUMENTS REQUIRED TO BE FILED BY IT WITH THE SEC PURSUANT TO THE REPORTING REQUIREMENTS OF THE EXCHANGE ACT (ALL OF THE FOREGOING FILED PRIOR TO THE DATE HEREOF AND ALL EXHIBITS INCLUDED THEREIN AND FINANCIAL STATEMENTS AND SCHEDULES THERETO AND DOCUMENTS (OTHER THAN EXHIBITS) INCORPORATED BY REFERENCE THEREIN, BEING HEREINAFTER REFERRED TO HEREIN AS THE "SEC DOCUMENTS"). THE COMPANY HAS DELIVERED TO THE INVESTOR, OR THE INVESTOR HAS HAD ACCESS TO, TRUE AND COMPLETE COPIES OF THE SEC DOCUMENTS, EXCEPT FOR SUCH EXHIBITS AND INCORPORATED DOCUMENTS. AS OF THEIR RESPECTIVE DATES, THE SEC DOCUMENTS COMPLIED IN ALL MATERIAL RESPECTS WITH THE REQUIREMENTS OF THE EXCHANGE ACT OR THE SECURITIES ACT, AS THE CASE MAY BE, AND THE RULES AND REGULATIONS OF THE SEC PROMULGATED THEREUNDER APPLICABLE TO THE SEC DOCUMENTS, AND NONE OF THE SEC DOCUMENTS, AT THE TIME THEY WERE FILED WITH THE SEC, CONTAINED ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMITTED TO STATE A MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY IN ORDER TO MAKE THE STATEMENTS THEREIN, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. AS OF THEIR RESPECTIVE DATES, THE FINANCIAL STATEMENTS OF THE COMPANY INCLUDED IN THE SEC DOCUMENTS COMPLIED AS TO FORM IN ALL MATERIAL RESPECTS WITH APPLICABLE ACCOUNTING REQUIREMENTS AND THE PUBLISHED RULES AND REGULATIONS OF THE SEC WITH RESPECT THERETO. SUCH FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, CONSISTENTLY APPLIED, DURING THE PERIODS INVOLVED (EXCEPT (I) AS MAY BE OTHERWISE INDICATED IN SUCH FINANCIAL STATEMENTS OR THE NOTES THERETO, OR (II) IN THE CASE OF UNAUDITED INTERIM STATEMENTS, TO THE EXTENT THEY MAY NOT INCLUDE FOOTNOTES OR MAY BE CONDENSED OR SUMMARY STATEMENTS) AND FAIRLY PRESENT IN ALL MATERIAL RESPECTS THE FINANCIAL POSITION OF THE COMPANY AS OF THE DATES THEREOF AND THE RESULTS OF ITS OPERATIONS AND CASH FLOWS FOR THE PERIODS THEN ENDED (SUBJECT, IN THE CASE OF UNAUDITED STATEMENTS, TO NORMAL YEAR-END AUDIT ADJUSTMENTS). EXCEPT AS SET FORTH IN THE FINANCIAL STATEMENTS INCLUDED IN THE SEC DOCUMENTS OR IN THE COMPANY'S PRESS RELEASES OR IN SCHEDULE 3.6, THE COMPANY HAS NO LIABILITIES, CONTINGENT OR OTHERWISE, OTHER THAN LIABILITIES INCURRED IN THE ORDINARY COURSE OF BUSINESS SUBSEQUENT TO JUNE 30, 1999, AND LIABILITIES OF THE TYPE NOT REQUIRED UNDER GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO BE REFLECTED IN SUCH FINANCIAL STATEMENTS. SUCH LIABILITIES INCURRED SUBSEQUENT TO JUNE 30, 1999, ARE NOT, IN THE AGGREGATE, MATERIAL TO THE FINANCIAL CONDITION OR OPERATING RESULTS OF THE COMPANY.

         3.7. ABSENCE OF CERTAIN CHANGES. EXCEPT AS DISCLOSED IN THE SEC DOCUMENTS, IN THE COMPANY'S PRESS RELEASES OR IN SCHEDULE 3.6, SINCE JUNE 30, 1999, THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN THE ASSETS, LIABILITIES, BUSINESS, PROPERTIES, OPERATIONS, FINANCIAL CONDITION, OR RESULTS OF OPERATIONS OF THE COMPANY.

         3.8. ABSENCE OF LITIGATION. THERE IS NO ACTION, SUIT, CLAIM, PROCEEDING, INQUIRY OR INVESTIGATION BEFORE OR BY ANY COURT, PUBLIC BOARD, GOVERNMENT AGENCY, SELF-REGULATORY ORGANIZATION OR BODY PENDING OR, TO THE KNOWLEDGE OF THE COMPANY, THREATENED AGAINST OR AFFECTING THE COMPANY OR ANY OF ITS OFFICERS OR DIRECTORS ACTING AS SUCH THAT COULD, INDIVIDUALLY OR IN THE AGGREGATE, HAVE A MATERIAL ADVERSE EFFECT.

         3.9. TAX STATUS. THE COMPANY HAS MADE OR FILED ALL FEDERAL, STATE AND FOREIGN INCOME AND ALL OTHER TAX RETURNS, REPORTS AND DECLARATIONS REQUIRED BY ANY JURISDICTION TO WHICH IT IS SUBJECT (UNLESS AND ONLY TO THE EXTENT THAT THE COMPANY HAS SET ASIDE ON ITS BOOKS PROVISIONS REASONABLY ADEQUATE FOR THE PAYMENT OF ALL UNPAID AND UNREPORTED TAXES) AND HAS PAID ALL TAXES AND OTHER GOVERNMENTAL ASSESSMENTS AND CHARGES THAT ARE MATERIAL IN AMOUNT, SHOWN OR DETERMINED TO BE DUE ON SUCH RETURNS, REPORTS AND DECLARATIONS, EXCEPT THOSE BEING CONTESTED IN GOOD FAITH, AND HAS SET ASIDE ON ITS BOOKS PROVISIONS REASONABLY ADEQUATE FOR THE PAYMENT OF ALL TAXES FOR PERIODS SUBSEQUENT TO THE PERIODS TO WHICH SUCH RETURNS, REPORTS OR DECLARATIONS APPLY. TO THE KNOWLEDGE OF THE COMPANY, THERE ARE NO UNPAID TAXES IN ANY MATERIAL AMOUNT CLAIMED TO BE DUE BY THE TAXING AUTHORITY OF ANY JURISDICTION, AND THE OFFICERS OF THE COMPANY KNOW OF NO BASIS FOR ANY SUCH CLAIM. THE COMPANY HAS NOT EXECUTED A WAIVER WITH RESPECT TO THE STATUTE OF LIMITATIONS RELATING TO THE ASSESSMENT OR COLLECTION OF ANY FOREIGN, FEDERAL, STATE OR LOCAL TAX. NONE OF THE COMPANY'S TAX RETURNS IS PRESENTLY BEING AUDITED BY ANY TAXING AUTHORITY.

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         3.10. NO BROKERS. THE COMPANY HAS TAKEN NO ACTION, WHICH WOULD GIVE
RISE TO ANY CLAIM BY ANY PERSON FOR BROKERAGE COMMISSIONS, FINDER'S FEES OR SIMILAR PAYMENTS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

















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ARTICLE IV

COVENANTS

         4.1. BEST EFFORTS. EACH PARTY WILL USE ITS BEST EFFORTS TO SATISFY IN A TIMELY FASHION EACH OF THE CONDITIONS TO BE SATISFIED BY IT UNDER ARTICLES VI AND VII OF THIS AGREEMENT

         4.2. FORM D; BLUE SKY LAWS. THE COMPANY WILL FILE A NOTICE OF SALE OF SECURITIES ON FORM D WITH RESPECT TO THE SECURITIES, AS REQUIRED UNDER REGULATION D, AND TO PROVIDE A COPY THEREOF TO THE INVESTOR PROMPTLY AFTER SUCH FILING. THE COMPANY WILL TAKE SUCH ACTION AS IT REASONABLY DETERMINES TO BE NECESSARY TO QUALIFY THE SECURITIES FOR SALE ON SUCH CLOSING DATE TO THE INVESTORS UNDER THIS AGREEMENT UNDER APPLICABLE SECURITIES (OR "BLUE SKY") LAWS OF THE STATES OF THE UNITED STATES (OR TO OBTAIN AN EXEMPTION FROM SUCH QUALIFICATION), AND WILL PROVIDE EVIDENCE OF ANY SUCH ACTION SO TAKEN TO THE INVESTORS ON OR PRIOR TO SUCH CLOSING DATE. THE COMPANY WILL FILE WITH THE SEC A CURRENT REPORT ON FORM 8-K DISCLOSING THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY WITHIN 10 BUSINESS DAYS AFTER THE INITIAL CLOSING DATE AND EACH ADDITIONAL CLOSING DATE.

         4.3. REPORTING STATUS; ELIGIBILITY TO USE FORM S-3. THE COMPANY'S COMMON STOCK IS REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT. THROUGHOUT THE REGISTRATION PERIOD (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT), THE COMPANY WILL TIMELY FILE ALL REPORTS, SCHEDULES, FORMS, STATEMENTS AND OTHER DOCUMENTS REQUIRED TO BE FILED BY IT WITH THE SEC UNDER THE REPORTING REQUIREMENTS OF THE EXCHANGE ACT. THE COMPANY CURRENTLY MEETS THE "REGISTRANT ELIGIBILITY" REQUIREMENTS SET FORTH IN THE GENERAL INSTRUCTIONS TO FORM S-3.

         4.4. EXPENSES. THE COMPANY AND THE INVESTOR IS LIABLE FOR, AND WILL PAY, ITS OWN EXPENSES INCURRED IN CONNECTION WITH THE NEGOTIATION, PREPARATION, EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER AGREEMENTS TO BE EXECUTED IN CONNECTION HEREWITH, INCLUDING, WITHOUT LIMITATION, ATTORNEYS' AND CONSULTANTS' FEES AND EXPENSES.

         4.5. FINANCIAL INFORMATION. THE FINANCIAL STATEMENTS OF THE COMPANY WILL BE PREPARED IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, CONSISTENTLY APPLIED, AND WILL FAIRLY PRESENT IN ALL MATERIAL RESPECTS THE CONSOLIDATED FINANCIAL POSITION OF THE COMPANY AND RESULTS OF ITS OPERATIONS AND CASH FLOWS FOR THE PERIODS THEN ENDED (SUBJECT, IN THE CASE OF UNAUDITED STATEMENTS, TO NORMAL YEAR-END AUDIT ADJUSTMENTS).

         4.6. LISTING. ON OR BEFORE THE TENTH BUSINESS DAY AFTER THE DATE OF THIS AGREEMENT, THE COMPANY WILL SECURE THE LISTING OF THE SECURITIES UPON EACH NATIONAL SECURITIES EXCHANGE OR AUTOMATED QUOTATION SYSTEM, IF ANY, UPON WHICH SHARES OF COMMON STOCK ARE THEN LISTED (SUBJECT TO OFFICIAL NOTICE OF ISSUANCE) AND, SO LONG AS ANY INVESTOR OWNS ANY OF THE SECURITIES, WILL MAINTAIN SUCH LISTING OF THE SECURITIES. THE COMPANY WILL USE ITS BEST EFFORTS TO OBTAIN AND, SO LONG AS ANY INVESTOR OWNS ANY OF THE SECURITIES, MAINTAIN THE LISTING AND TRADING OF ITS COMMON STOCK ON NASDAQ, THE AMERICAN STOCK EXCHANGE OR THE NEW YORK STOCK EXCHANGE AND WILL COMPLY IN ALL RESPECTS WITH THE COMPANY'S REPORTING, FILING AND OTHER OBLIGATIONS UNDER THE BYLAWS OR RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AND SUCH EXCHANGES, AS APPLICABLE. UNTIL THE INVESTOR TRANSFERS, ASSIGNS OR SELLS ALL OF THE SECURITIES OWNED BY IT, THE COMPANY WILL PROMPTLY PROVIDE TO THE INVESTOR COPIES OF ANY NOTICES IT RECEIVES REGARDING THE CONTINUED ELIGIBILITY OF THE COMMON STOCK FOR LISTING ON NASDAQ OR OTHER PRINCIPAL EXCHANGE OR QUOTATION SYSTEM ON WHICH THE COMMON STOCK IS LISTED OR TRADED.

         4.7. SALES BY INVESTORS. THE INVESTOR WILL SELL ANY SECURITIES SOLD BY IT IN COMPLIANCE WITH APPLICABLE PROSPECTUS DELIVERY REQUIREMENTS, IF ANY, OR OTHERWISE IN COMPLIANCE WITH THE REQUIREMENTS FOR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. NO INVESTOR WILL MAKE ANY SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.

         4.8. DEBT REPAYMENT RESTRICTIONS. FOR A PERIOD OF 120 DAYS FOLLOWING THE INITIAL CLOSING DATE, THE COMPANY SHALL NOT REPAY ANY AFFILIATE ANY PORTION OF THE PRINCIPAL DUE UNDER ANY INDEBTEDNESS OWED TO SUCH AFFILIATE WITHOUT THE CONSENT OF THE INVESTORS; PROVIDED, HOWEVER, THAT SUCH REPAYMENT SHALL BE PERMITTED (A) FROM THE PROCEEDS RECEIVED BY THE COMPANY UPON EXERCISE OF OUTSTANDING WARRANTS OR (B) TO THE EXTENT OF THE COMPANY'S POSITIVE EBITDA FOR ANY CALENDAR QUARTER COMMENCING WITH THE THREE MONTHS ENDING MARCH 31, 2000. EBITDA SHALL MEAN EARNINGS BEFORE INCOME TAXES, DEPRECIATION AND AMORTIZATION.

ARTICLE V

TRANSFER AGENT INSTRUCTIONS; REMOVAL OF LEGENDS

         5.1. ISSUANCE OF CERTIFICATES. THE COMPANY WILL INSTRUCT ITS TRANSFER AGENT TO ISSUE CERTIFICATES, REGISTERED IN THE NAME OF THE INVESTOR OR ITS NOMINEE, FOR THE SECURITIES. ALL SUCH CERTIFICATES WILL BEAR THE RESTRICTIVE LEGEND DESCRIBED IN SECTION 2.7, EXCEPT AS OTHERWISE SPECIFIED IN THIS ARTICLE
V. THE COMPANY WILL NOT GIVE TO ITS TRANSFER AGENT ANY INSTRUCTION OTHER THAN AS DESCRIBED IN THIS ARTICLE V AND STOP TRANSFER INSTRUCTIONS TO GIVE EFFECT TO
SECTION 2.7 HEREOF (PRIOR TO REGISTRATION OF THE SECURITIES UNDER THE SECURITIES
ACT). NOTHING IN THIS SECTION WILL AFFECT IN ANY WAY THE INVESTOR'S OBLIGATIONS AND AGREEMENT SET FORTH IN SECTION 2.7 HEREOF TO COMPLY WITH ALL APPLICABLE PROSPECTUS DELIVERY REQUIREMENTS, IF ANY, UPON RESALE OF THE SECURITIES.

         5.2. UNRESTRICTED SECURITIES. IF, UNLESS OTHERWISE REQUIRED BY APPLICABLE STATE SECURITIES LAWS, (A) THE SECURITIES REPRESENTED BY A CERTIFICATE HAVE BEEN REGISTERED UNDER AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT AND SOLD UNDER SUCH REGISTRATION STATEMENT, (B) SUCH HOLDER PROVIDES THE COMPANY AND THE TRANSFER AGENT WITH REASONABLE ASSURANCES THAT SUCH SECURITIES CAN BE SOLD UNDER RULE 144, OR (C) THE SECURITIES REPRESENTED BY A CERTIFICATE CAN BE SOLD WITHOUT RESTRICTION AS TO THE NUMBER OF SECURITIES SOLD UNDER RULE 144(K), THE COMPANY WILL PERMIT THE TRANSFER OF THE APPLICABLE SECURITIES, AND THE TRANSFER AGENT WILL ISSUE ONE OR MORE CERTIFICATES, FREE FROM ANY RESTRICTIVE LEGEND, IN SUCH NAME AND IN SUCH DENOMINATIONS AS SPECIFIED BY SUCH HOLDER. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE SECURITIES MAY BE PLEDGED AS COLLATERAL IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LENDING ARRANGEMENT; PROVIDED THAT SUCH PLEDGE WILL NOT ALTER THE PROVISIONS OF THIS ARTICLE V WITH RESPECT TO THE REMOVAL OF RESTRICTIVE LEGENDS.

ARTICLE VI

CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

         The obligation of the Company to issue and sell the Securities to the Investor at a Closing is subject to the satisfaction by the Investor, on or before the Closing Date of such Closing, of each of the following conditions. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

6.1. THE INVESTOR WILL HAVE EXECUTED THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND WILL HAVE DELIVERED THOSE AGREEMENTS TO THE COMPANY.

6.2. THE INVESTOR WILL HAVE DELIVERED THE PURCHASE PRICE FOR THE SECURITIES TO THE COMPANY IN ACCORDANCE WITH THIS AGREEMENT.

6.3. THE REPRESENTATIONS AND WARRANTIES OF THE INVESTOR MUST BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF SUCH CLOSING DATE AS THOUGH MADE AT THAT TIME (EXCEPT FOR REPRESENTATIONS AND WARRANTIES THAT SPEAK AS OF A SPECIFIC DATE, WHICH REPRESENTATIONS AND WARRANTIES MUST BE CORRECT AS OF SUCH DATE), AND THE INVESTOR WILL HAVE PERFORMED AND COMPLIED IN ALL MATERIAL RESPECTS WITH THE COVENANTS AND CONDITIONS REQUIRED BY THIS AGREEMENT TO BE PERFORMED OR COMPLIED WITH BY THE INVESTOR AT OR PRIOR TO SUCH CLOSING.

6.4. NO STATUTE, RULE, REGULATION, EXECUTIVE ORDER, DECREE, RULING OR INJUNCTION WILL HAVE BEEN ENACTED, ENTERED, PROMULGATED OR ENDORSED BY OR IN ANY COURT OR GOVERNMENTAL AUTHORITY OF COMPETENT JURISDICTION OR ANY SELF-REGULATORY ORGANIZATION HAVING AUTHORITY OVER THE MATTERS CONTEMPLATED HEREBY WHICH PROHIBITS THE CONSUMMATION OF ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE VII

CONDITIONS TO THE INVESTOR'S OBLIGATION TO PURCHASE

         The obligation of the Investor hereunder to purchase the Securities from the Company at a Closing is subject to the satisfaction, on or before the Closing Date of such Closing, of each of the following conditions. These conditions are for the Investor's respective benefit and may be waived by any Investor at any time in its sole discretion:

7.1. THE COMPANY WILL HAVE EXECUTED THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT AND WILL HAVE DELIVERED THOSE AGREEMENTS TO THE INVESTOR

7.2. THE COMPANY WILL HAVE DELIVERED TO THE INVESTORS DULY EXECUTED CERTIFICATES REPRESENTING THE SECURITIES IN THE AMOUNTS SPECIFIED IN SECTION 1.1 HEREOF.

7.3. THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY MUST BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF SUCH CLOSING AS THOUGH MADE AT THAT TIME (EXCEPT FOR REPRESENTATIONS AND WARRANTIES THAT SPEAK AS OF A SPECIFIC DATE, WHICH REPRESENTATIONS AND WARRANTIES MUST BE TRUE AND CORRECT AS OF SUCH DATE) AND THE COMPANY MUST HAVE PERFORMED AND COMPLIED IN ALL MATERIAL RESPECTS WITH THE COVENANTS AND CONDITIONS REQUIRED BY THIS AGREEMENT TO BE PERFORMED OR COMPLIED WITH BY THE COMPANY AT OR PRIOR TO SUCH CLOSING. THE INVESTOR MUST HAVE RECEIVED A CERTIFICATE OR CERTIFICATES DATED AS OF THE CLOSING DATE AND EXECUTED BY THE CHIEF EXECUTIVE OFFICER OR THE CHIEF FINANCIAL OFFICER OF THE COMPANY CERTIFYING AS TO THE MATTERS IN CONTAINED IN THIS SECTION 7.3 AND AS TO SUCH OTHER MATTERS AS MAY BE REASONABLY REQUESTED BY THE INVESTOR, INCLUDING, BUT NOT LIMITED TO, THE COMPANY'S CERTIFICATE OF INCORPORATION, BY-LAWS, BOARD OF DIRECTORS' RESOLUTIONS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY AND THE INCUMBENCY AND SIGNATURES OF EACH OF THE OFFICERS OF THE COMPANY WHO MAY EXECUTE ON BEHALF OF THE COMPANY ANY DOCUMENT DELIVERED AT SUCH CLOSING.

7.4. NO LITIGATION, STATUTE, RULE, REGULATION, EXECUTIVE ORDER, DECREE, RULING OR INJUNCTION WILL HAVE BEEN ENACTED, ENTERED, PROMULGATED OR ENDORSED BY OR IN ANY COURT OR GOVERNMENTAL AUTHORITY OF COMPETENT JURISDICTION OR ANY SELF-REGULATORY ORGANIZATION HAVING AUTHORITY OVER THE MATTERS CONTEMPLATED HEREBY WHICH PROHIBITS THE CONSUMMATION OF ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

7.5. TRADING AND LISTING OF THE COMMON STOCK ON NASDAQ MUST NOT HAVE BEEN SUSPENDED BY THE SEC OR NASDAQ.

7.6. THE IRREVOCABLE TRANSFER AGENT INSTRUCTIONS, IN FORM AND SUBSTANCE SATISFACTORY TO THE INVESTORS, WILL HAVE BEEN DELIVERED TO THE COMPANY'S TRANSFER AGENT AND ACKNOWLEDGED IN WRITING BY SUCH TRANSFER AGENT.

ARTICLE VIII

INDEMNIFICATION

         In consideration of the Investor's execution and delivery of this Agreement and its acquisition of the Securities hereunder, and in addition to all of the Company's other obligations under this Agreement and the Registration Rights Agreement, the Company will defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by an Indemnitee as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company herein or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained herein or in any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement or the Registration Rights Agreement by the Company. To the extent that the foregoing undertaking by the Company is unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

ARTICLE IX

DEFINITIONS

9.1. "CLOSING" MEANS A CLOSING OF THE PURCHASE AND SALE OF THE SECURITIES UNDER THIS AGREEMENT.
9.2.     "CLOSING DATE" HAS THE MEANING SET FORTH IN SECTION 1.3.
9.3.     "COMMON STOCK" MEANS THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF
          THE COMPANY.
9.4.     "COMPANY" MEANS ADATOM.COM, INC.
9.5.     "EXCHANGE ACT" MEANS THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
9.6.     "INDEMNIFIED LIABILITIES" HAS THE MEANING SET FORTH IN ARTICLE VIII.
9.7.     "INDEMNITEES" HAS THE MEANING SET FORTH IN ARTICLE VIII.
9.8. "INVESTORS" MEANS THE INVESTORS WHOSE NAMES ARE SET FORTH ON THE SIGNATURE PAGES OF THIS AGREEMENT, AND THEIR PERMITTED TRANSFEREES.
9.9. "MATERIAL ADVERSE EFFECT" MEANS A MATERIAL ADVERSE EFFECT ON (A) THE BUSINESS, OPERATIONS, ASSETS, PROSPECTS OR FINANCIAL CONDITION OF THE COMPANY OR
(B) THE ABILITY OF THE COMPANY TO PERFORM ITS OBLIGATIONS PURSUANT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR UNDER THE AGREEMENTS OR INSTRUMENTS TO BE ENTERED INTO OR FILED IN CONNECTION HEREWITH.
9.10.     "NASDAQ" MEANS THE NASDAQ SMALLCAP MARKET.
9.11. "REGISTRATION RIGHTS AGREEMENT" MEANS THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF THE DATE OF THIS AGREEMENT AND AMONG THE PARTIES TO THIS AGREEMENT, IN THE FORM ATTACHED HERETO AS EXHIBIT A.
9.12. "REGULATION D" MEANS REGULATION D AS PROMULGATED UNDER BY THE SEC UNDER THE SECURITIES ACT.
9.13. "RULE 144" AND "RULE 144(K)" MEAN RULE 144 AND RULE 144(K), RESPECTIVELY, PROMULGATED UNDER THE SECURITIES ACT, OR ANY SUCCESSOR RULE.
9.14. "SEC" MEANS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.
9.15. "SEC DOCUMENTS" HAS THE MEANING SET FORTH IN SECTION 3.8.

9.16. "SECURITIES" MEANS THE COMMON STOCK SOLD PURSUANT TO THIS AGREEMENT.
9.17. "SECURITIES ACT" MEANS THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, OR ANY SIMILAR SUCCESSOR STATUTE.

ARTICLE X

GOVERNING LAW; MISCELLANEOUS

10.1. GOVERNING LAW; JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND INTERPRETED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD
TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
10.2. COUNTERPARTS; SIGNATURES BY FACSIMILE. THIS AGREEMENT MAY BE EXECUTED IN TWO OR MORE COUNTERPARTS, ALL OF WHICH ARE CONSIDERED ONE AND THE SAME AGREEMENT AND WILL BECOME EFFECTIVE WHEN COUNTERPARTS HAVE BEEN SIGNED BY EACH PARTY AND DELIVERED TO THE OTHER PARTIES. THIS AGREEMENT, ONCE EXECUTED BY A PARTY, MAY BE DELIVERED TO THE OTHER PARTIES HERETO BY FACSIMILE TRANSMISSION OF A COPY OF THIS AGREEMENT BEARING THE SIGNATURE OF THE PARTY SO DELIVERING THIS AGREEMENT.
10.3. HEADINGS. THE HEADINGS OF THIS AGREEMENT ARE FOR CONVENIENCE OF REFERENCE ONLY, ARE NOT PART OF THIS AGREEMENT AND DO NOT AFFECT ITS INTERPRETATION.
10.4. SEVERABILITY. IF ANY PROVISION OF THIS AGREEMENT IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION WILL BE DEEMED MODIFIED IN ORDER TO CONFORM WITH SUCH STATUTE OR RULE OF LAW.

         Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.
10.5. ENTIRE AGREEMENT; AMENDMENTS. THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT (INCLUDING ALL SCHEDULES AND EXHIBITS THERETO) CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO RESTRICTIONS, PROMISES, WARRANTIES OR UNDERTAKINGS, OTHER THAN THOSE SET FORTH OR REFERRED TO HEREIN OR THEREIN. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF. NO PROVISION OF THIS AGREEMENT MAY BE WAIVED OR AMENDED OTHER THAN BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTY TO BE CHARGED WITH ENFORCEMENT.

         NOTICES. ANY NOTICES REQUIRED OR PERMITTED TO BE GIVEN UNDER THE TERMS OF THIS AGREEMENT MUST BE SENT BY CERTIFIED OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OR DELIVERED PERSONALLY OR BY COURIER (INCLUDING A RECOGNIZED OVERNIGHT DELIVERY SERVICE) OR BY FACSIMILE AND WILL BE EFFECTIVE FIVE DAYS AFTER BEING PLACED IN THE MAIL, IF MAILED BY REGULAR U.S. MAIL, OR UPON RECEIPT, IF DELIVERED PERSONALLY, BY COURIER (INCLUDING A RECOGNIZED OVERNIGHT DELIVERY SERVICE) OR BY FACSIMILE, IN EACH CASE ADDRESSED TO A PARTY. THE ADDRESSES FOR SUCH COMMUNICATIONS
         ARE:

          IF TO THE COMPANY:        ADATOM.COM, INC.
                                    920 Hillview Court
                                    Milpitas, CA  95035
                                    Attention:  Chief Executive Officer

FACSIMILE:  (408) 935-7970

         With a copy to:   Dorsey & Whitney LLP
                                    250 Park Avenue
                                    New York, NY 10177
                                    Attention:  Seth I. Truwit, Esq.
                                    Facsimile:  (212) 953-7201

         If to the Investor: To the address set forth immediately below the Investor's name on the signature pages hereto. Each party will provide written notice to the other parties of any change in its address.

10.6. SUCCESSORS AND ASSIGNS. THIS AGREEMENT IS BINDING UPON AND INURES TO THE BENEFIT OF THE PARTIES AND THEIR SUCCESSORS AND ASSIGNS. THE COMPANY WILL NOT ASSIGN THIS AGREEMENT OR ANY RIGHTS OR OBLIGATIONS HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE INVESTORS, AND NO INVESTOR MAY ASSIGN THIS AGREEMENT OR ANY RIGHTS OR OBLIGATIONS HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY. NOTWITHSTANDING THE FOREGOING, THE INVESTOR MAY ASSIGN ALL OR PART OF ITS RIGHTS AND OBLIGATIONS HEREUNDER TO ANY OF ITS "AFFILIATES," AS THAT TERM IS DEFINED UNDER THE SECURITIES ACT, WITHOUT THE CONSENT OF THE COMPANY SO LONG AS THE AFFILIATE IS AN ACCREDITED INVESTOR (WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT) AND AGREES IN WRITING TO BE BOUND BY THIS AGREEMENT. THIS PROVISION DOES NOT LIMIT THE INVESTOR'S RIGHT TO TRANSFER THE SECURITIES PURSUANT TO THE TERMS OF THIS AGREEMENT OR TO ASSIGN THE INVESTOR'S RIGHTS HEREUNDER TO ANY SUCH TRANSFEREE PURSUANT TO THE TERMS OF THIS AGREEMENT.
10.7. THIRD PARTY BENEFICIARIES. THIS AGREEMENT IS INTENDED FOR THE
BENEFIT OF THE PARTIES HERETO

AND THEIR RESPECTIVE PERMITTED SUCCESSORS AND ASSIGNS, AND IS NOT FOR THE BENEFIT OF, NOR MAY ANY PROVISION HEREOF BE ENFORCED BY, ANY OTHER PERSON.
10.8. SURVIVAL. THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE AGREEMENTS AND COVENANTS SET FORTH HEREIN WILL SURVIVE THE CLOSING HEREUNDER. THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES IN ANY ORAL OR WRITTEN INFORMATION PROVIDED TO INVESTORS, OTHER THAN THE REPRESENTATIONS AND WARRANTIES INCLUDED HEREIN.
10.9. FURTHER ASSURANCES. EACH PARTY WILL DO AND PERFORM, OR CAUSE TO BE DONE AND PERFORMED, ALL SUCH FURTHER ACTS AND THINGS, AND WILL EXECUTE AND DELIVER ALL OTHER AGREEMENTS, CERTIFICATES, INSTRUMENTS AND DOCUMENTS, AS ANOTHER PARTY MAY REASONABLY REQUEST IN ORDER TO CARRY OUT THE INTENT AND ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY.
10.10. NO STRICT CONSTRUCTION. THE LANGUAGE USED IN THIS AGREEMENT IS DEEMED TO BE THE LANGUAGE CHOSEN BY THE PARTIES TO EXPRESS THEIR MUTUAL INTENT, AND NO RULES OF STRICT CONSTRUCTION WILL BE APPLIED AGAINST ANY PARTY.
10.11. EQUITABLE RELIEF. THE COMPANY RECOGNIZES THAT, IF IT FAILS TO PERFORM OR DISCHARGE ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, ANY REMEDY AT LAW MAY PROVE TO BE INADEQUATE RELIEF TO THE INVESTORS. THE COMPANY THEREFORE AGREES THAT THE INVESTORS ARE ENTITLED TO TEMPORARY AND PERMANENT INJUNCTIVE RELIEF IN ANY SUCH CASE WITHOUT THE NECESSITY OF PROVING ACTUAL DAMAGES.
[The remainder of this page has been intentionally left blank]

         IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

                                                   COMPANY:
                                                   ADATOM.COM, INC.

                                                   By: _______________________
                                                            Name:
                                                            Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

                                                     INVESTOR:

                                                     --------------------------
                                                     [NAME OF INVESTOR]

                                                     By: _______________________
                                                              Name:
                                                              Its:  Chairman

AGGREGATE SUBSCRIPTION AMOUNT:           $__________
Number of Shares of Common Stock:        ___________

RESIDENCE:
ADDRESS:

----------------------------------

----------------------------------

----------------------------------

Exhibit 4.11

                                  SCHEDULE 3.3

                                 CAPITALIZATION

As of February 9, 2000, there were 13,974,238 shares of common stock issued and outstanding, 1,400,000 shares reserved for issuance under the Company's stock options plans, and 4,007,902 are reserved for issuance pursuant to outstanding warrants or unit purchase options:

Registered Warrants IPO  ***                          3,174,000
Registered           Neal Polan                         142,000
Unregistered         Levitin                             15,000
              **     D. H. Blair ***                    176,000
              **     D. H. Blair ***                    176,000
                     Randall                             12,500
               *     Jesup & Lamont                     200,000
               *     Jesup & Lamont                     112,402
                                                  --------------
                                   Total Warrants     4,007,902
                                                  ==============

*  Have piggyback registration rights.
** Have demand and piggyback registration rights.

***Subject to adjustment as a result of a financing at below fair market value, such as this private placement offering.

EXHIBIT 4.11

                                  SCHEDULE 3.6
                                  ------------

                               ABSENCE OF CHANGES

In addition to the disclosures made in the Company's SEC Documents and press releases, investors should be aware of the following risks:

HISTORICAL AND FUTURE LOSSES OF THE COMPANY: Since its inception, the business of Adatom, Inc. ("AI") has incurred significant losses, and as of September 30, 1999, had an approximate accumulated deficit of $3,846,000. As a result, there is an uncertainty about the Company's ability to continue as a going concern. Additionally, because AI was a development stage company prior to consummation of the merger, the acquisition of AI through the consummation of the Merger may result in the surviving Company being classified as a development stage company. The Company is expected to incur substantial operating losses for the foreseeable future due to a high level of expenditures in the areas of operations, research and development and other investments designed to enhance the Company's products and services and establish Internet capabilities. The Company intends to substantially increase marketing and promotional spending in an effort to increase revenues. However, there can be no assurance that the Company will generate sufficient revenues to ever achieve profitability or otherwise sustain its profitability in the future.

NEED FOR ADDITIONAL FINANCING: The Company is dependent upon raising additional capital to finance its current operations and future plans for expansion. The Company does not currently have on hand working capital sufficient to sustain its business without additional capital.

Between December 1999 and February 2000 Mr. Richard Barton the President made short-term non interest-bearing loans in the amount of $200,000 and $500,000 to the Company for working capital purposes. On February 10, 2000 the Company agreed to repay the working capital loans of $500,000 from Mr. Barton with common stock of the Company based on the closing market price of the common stock on that date of $2.906 per share, accordingly the Company will issue 172,057 shares of common stock to Mr. Barton. Further the $200,000 loan from Mr. Barton remains outstanding.

The Company estimates that it will require a minimum of $8,000,000 to implement its business plan and sustain its sales and marketing activities through December 31, 2000. Additional funds will be needed, particularly in light of the existence of a number of well financed competitors and the possibility that there may be a shift in the type of internet services that are developed and ultimately receive consumer acceptance. Adequate funds for these and other purposes on terms acceptable to the Company, whether through additional equity financing, debt financing or other sources, may not be available when needed or may result in significant dilution to existing stockholders. Furthermore, the Company's lack of tangible assets to pledge as security for debt financing could prevent the Company from obtaining bank or similar debt financing. Failure to obtain adequate financing would have a material adverse effect on the Company and could result in cessation of the Company's business.

The Company believes that the net proceeds of this Offering, together with its available cash, cash equivalents, short-term investments and investment income will be sufficient to meets its operating expenses and capital expenditures through the next six months. The Company anticipates that it will have to raise additional capital during 2000. The Company can give no assurance that it will be able to raise such capital or that the terms thereof will be favorable to the Company.